Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt (877) 686-9496	FOR IMMEDIATE RELEASE

FRANKLIN STREET PROPERTIES CORP. ANNOUNCES

SECOND QUARTER 2011 RESULTS

Wakefield, MA—August 2, 2011—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE Amex: FSP), an investment firm specializing in real estate, announced today Funds From Operations (FFO) of $20.1 million or $0.25 per share for the second quarter ended June 30, 2011. The Company also announced Net Income of $10.4 million and Earnings Per Share (EPS) of $0.13 for the second quarter and provided an update on other activities.

The Company evaluates its performance based on Net Income, EPS, FFO, Gains on Sales (GOS) and FFO+GOS, and believes each is an important measure. A reconciliation of Net Income to FFO and FFO+GOS, which are non-GAAP financial measures, is provided on page 4 of this press release.

	Three Months Ended June 30,			Six Months Ended June 30,
(in 000's except per share data)	2011	2010	Increase (Decrease)	2011	2010	Increase (Decrease)

Net Income	$10,381	$5,954	$4,427	$35,148	$11,516	$23,632

FFO	$20,140	$16,702	$3,438	$36,390	$33,352	$3,038
GOS	2,346	—	2,346	21,939	—	21,939
FFO+GOS	$22,486	$16,702	$5,784	$58,329	$33,352	$24,977
Per Share Data:
EPS	$0.13	$0.07	$0.06	$0.43	$0.14	$0.29
FFO	$0.25	$0.21	$0.04	$0.45	$0.42	$0.03
GOS	$0.03	$—	$0.03	$0.27	$—	$0.27
FFO+GOS	$0.28	$0.21	$0.07	$0.72	$0.42	$0.30

Weighted average
shares (diluted)	81,437	79,681	1,756	81,437	79,681	1,756

Comparing results for the second quarter of 2011 to 2010, Net Income and EPS increased $4.4 million or $0.06 per share, FFO increased $3.4 million or $0.04 per share and FFO+GOS increased $5.8 million or $0.07 per share. The increase in FFO was primarily attributable to an increase in real estate FFO of $0.4 million and an increase in investment banking FFO of $3.0 million. The increase in real estate FFO was primarily from three new acquisitions made in March 2011, and the benefits of increased occupancy in the real estate portfolio at June 30, 2011, compared to June 30, 2010, and was partially offset by the sale of a property in Falls Church, Virginia in January 2011. The increase from investment banking resulted from greater sales of securities by our investment bank, which were $42.6 million for the second quarter of 2011 as compared to $8.4 million in the second quarter of 2010. Revenue from our investment bank is primarily based on the value of securities sales. The sale of a property in June 2011 located in Savage, Maryland contributed $2.3 million or $0.03 per share of GOS for the second quarter of 2011. There was no GOS during the second quarter of 2010.

Comparing results for the first half of 2011 to 2010, Net Income and EPS increased $23.6 million or $0.29 per share, FFO increased $3.0 million or $0.03 per share and FFO+GOS increased $25.0 million or $0.30 per share. The increase in FFO was primarily attributable to an increase in investment banking FFO of $3.6 million and was partially offset by a decrease in real estate FFO of $0.6 million. The decrease in real estate FFO was primarily a result of timing of the sale of a property in Falls Church, Virginia in January 2011, for which proceeds were not reinvested until March of 2011, compared to results in the first half of 2010, where we did not sell properties. The increase in investment banking FFO resulted from greater sales of securities by our investment bank, which were $50.1 million during the first half of 2011 as compared to $10.4 million for the first half of 2010. Revenue from our investment bank is primarily based on the value of securities sales. The sale of a property in January 2011 located in Falls Church, Virginia contributed $19.6 million and the sale of a property in June 2011 located in Savage, Maryland contributed $2.3 million, or in the aggregate, $0.27 per share of GOS for the first half of 2011. There was no GOS during the first half of 2010.

George J. Carter, President and CEO, commented as follows:

“For the second quarter of 2011, FSP's profits as represented by FFO + GOS totaled approximately $22.5 million or $0.28 per share, a decrease of $0.16 per share compared to the first quarter of 2011. Dividend distributions declared for the second quarter of 2011, which are payable on August 19, 2011, will be approximately $15.5 million or $0.19 per share.

Our directly-owned real estate portfolio of 34 properties, totaling 6,747,815 square feet, was approximately 86.9% leased as of June 30, 2011, down from approximately 88.4% leased as of March 31, 2011. Our property portfolio is primarily suburban office assets. Most of the rental/leasing markets where our properties are located have stabilized, albeit at lower levels than before the recent downturn. It is our objective to move overall occupancy levels in the property portfolio to the 90+% range. We believe we can make meaningful progress toward that goal throughout the balance of 2011.

Although there were no new property acquisitions completed in the second quarter, we continue to have such acquisitions as a major objective and expect to be able to acquire additional properties during the balance of the year.

During the second quarter of 2011, our Investment Banking Group raised $42,575,000 of a $62,000,000 private placement offering that began in March of this year. There remains approximately $16,675,000 of that offering to complete. Total equity raised during the first half of 2011 was $50,075,000. We see our typical investor’s confidence and interest in commercial real estate to be changeable and very dependent on broader capital market/stock market activity. Capital raising efforts in this business over any specific period of time are likely to remain unpredictable.

On June 24, 2011, we sold our Bollman Place industrial property located in Savage, Maryland for approximately $7.5 million. The sale produced a gain of approximately $2.3 million or $0.03 per share. The property was our only industrial asset totaling approximately 98,745 square feet. We have continued to witness generally improving pricing and liquidity for quality properties in certain markets; and, consequently, we continue to consider some of our properties for possible disposition.

We believe FSP continues to be in an excellent environment to position itself for meaningful future growth in profits and dividends. Our company will continue to use its capabilities, conservative financial structure and expanded credit facility to take advantage of competitive tenant leasing requirements, attractive real estate acquisition and disposition opportunities and opportunistic investment banking situations that are presenting themselves as a result of the current cyclical softness in the economy and certain commercial property markets. Since the fourth quarter of 2007, we viewed 2010 as likely our most challenging year in dealing with a broad, financially-precipitated, cyclical economic downturn. As we begin the second half of 2011, we are optimistic that FSP has managed its major challenges, while taking advantage of positioning opportunities that traditionally only present themselves during severe economic downturns. We are very much looking forward to our future growth potential.”

Dividend Announcement

On July 15, 2011, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended June 30, 2011 of $0.19 per share of common stock payable on August 19, 2011 to stockholders of record on July 29, 2011.

Real Estate Update

Supplementary Schedules D & E provide property information for our continuing real estate portfolio of 34 properties and for three non-consolidated REITs that we had interests in as of June 30, 2011. The Company will also be filing a supplemental information package that will provide stockholders and the financial community with additional operating and financial data. The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

A reconciliation of Net Income to FFO and FFO+GOS is shown below and definitions of FFO and FFO+GOS are provided on Supplementary Schedule H. We believe FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that define FFO differently. We also believe that FFO+GOS is an important measure as it considers investment performance.

Reconciliation of Net Income to FFO and FFO+GOS:	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2011	2010	2011	2010

Net income	$10,381	$5,954	$35,148	$11,516
Less gain on sale of properties	(2,346)	—	(21,939)	—
GAAP (income) loss from non-consolidated REITs	(1,166)	(380)	(2,938)	(633)
Distributions from non-consolidated REITs	1,215	1,324	2,982	2,731
Acquisition costs of new properties	9	129	278	129
Depreciation & amortization	12,047	9,675	22,859	19,609
Funds From Operations (FFO)	20,140	16,702	36,390	33,352
Plus gains on sales of assets (GOS)	2,346	—	21,939	—
FFO+GOS	$22,486	$16,702	$58,329	$33,352

Per Share Data
EPS	$0.13	$0.07	$0.43	$0.14
FFO	$0.25	$0.21	$0.45	$0.42
GOS	$0.03	$—	$0.27	$—
FFO+GOS	$0.28	$0.21	$0.72	$0.42

Weighted average shares (basic and diluted)	81,437	79,681	81,437	79,681

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

A conference call is scheduled for August 3, 2011 at 10:00 a.m. (ET) to discuss the second quarter 2011 results. To access the call, please dial 1-866-788-0539, passcode 90544833. Internationally, the call may be accessed by dialing 1-857-350-1677, passcode 90544833. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company’s website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties. FSP operates in two business segments: real estate operations and investment banking/investment services. The majority of FSP’s property portfolio is suburban office buildings, with select investments in certain central business district properties. FSP’s subsidiary, FSP Investments LLC (member, FINRA and SIPC), is a real estate investment banking firm and a registered broker/dealer. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP, please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, changes in the demand by investors for investment in Sponsored REITs (as defined in our Annual Report on Form 10-K for the year ended December 31, 2010), risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Quarterly Information	F
Percentage of Leased Space	G
Largest 20 Tenants – FSP Owned Portfolio	H
Definition of Funds From Operations (FFO) and FFO+GOS	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income Statements

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share amounts)	2011	2010	2011	2010

Revenue:
Rental	$33,605	$27,046	$64,705	$55,634
Related party revenue:
Syndication fees	2,973	541	3,490	662
Transaction fees	2,685	753	3,376	899
Management fees and interest income from loans	1,150	559	1,958	1,091
Other	7	6	13	15
Total revenue	40,420	28,905	73,542	58,301

Expenses:
Real estate operating expenses	8,765	7,335	17,495	15,284
Real estate taxes and insurance	5,228	4,038	9,987	9,011
Depreciation and amortization	12,067	8,485	22,850	16,945
Selling, general and administrative	2,396	2,559	4,764	4,730
Commissions	1,555	336	1,843	450
Interest	3,578	1,735	5,986	3,388

Total expenses	33,589	24,488	62,925	49,808

Income before interest income, equity in earnings of
non-consolidated REITs and taxes	6,831	4,417	10,617	8,493
Interest income	9	9	20	17
Equity in earnings of non-consolidated REITs	1,166	380	2,134	633

Income before taxes on income	8,006	4,806	12,771	9,143
Taxes on income (benefit)	68	5	118	(64)

Income from continuing operations	7,938	4,801	12,653	9,207

Discontinued operations:
Income from discontinued operations	97	1,153	556	2,309
Gain on sale of property less applicable income tax	2,346	—	21,939	—
Total discontinued operations	2,443	1,153	22,495	2,309

Net income	$10,381	$5,954	$35,148	$11,516

Weighted average number of shares outstanding,
basic and diluted	81,437	79,681	81,437	79,681

Earnings per share, basic and diluted, attributable to:
Continuing operations	$0.10	$0.06	$0.15	$0.11
Discontinued operations	0.03	0.01	0.28	0.03
Net income per share, basic and diluted	$0.13	$0.07	$0.43	$0.14

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands, except share and par value amounts)	2011	2010
Assets:
Real estate assets, net	$976,131	$862,698
Acquired real estate leases, less accumulated amortization
of $23,215 and $19,294, respectively	81,455	40,578
Investment in non-consolidated REITs	88,654	89,327
Assets held for syndication, net	11,206	2,976
Assets held for sale	—	74,947
Cash and cash equivalents	28,881	68,213
Restricted cash	459	420
Tenant rent receivables, less allowance for doubtful accounts
of $1,235 and $1,600, respectively	1,846	1,922
Straight-line rent receivable, less allowance for doubtful accounts
of $135 and $700, respectively	23,745	18,752
Prepaid expenses	1,255	1,654
Related party mortgage loan receivable	61,916	57,684
Other assets	5,760	685
Office computers and furniture, net of accumulated depreciation
of $582 and $493, respectively	477	503
Deferred leasing commissions, net of accumulated amortization
of $7,773 and $7,175, respectively	21,979	18,376
Total assets	$1,303,764	$1,238,735

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$345,000	$209,968
Term loan payable	—	74,850
Accounts payable and accrued expenses	21,431	22,435
Accrued compensation	1,070	1,803
Tenant security deposits	2,476	1,930
Other liabilities: derivative termination value	447	1,077
Acquired unfavorable real estate leases, less accumulated amortization
of $3,082 and $2,744, respectively	6,950	5,114
Total liabilities	377,374	317,177

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 81,437,405 and 81,437,405 shares issued and outstanding, respectively	8	8
Additional paid-in capital	1,025,491	1,025,491
Accumulated other comprehensive loss	(447)	(1,077)
Accumulated distributions in excess of accumulated earnings	(98,662)	(102,864)
Total stockholders’ equity	926,390	921,558
Total liabilities and stockholders’ equity	$1,303,764	$1,238,735

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30,
(in thousands)	2011	2010
Cash flows from operating activities:
Net income	$35,148	$11,516
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	23,670	18,597
Amortization of above market lease	(62)	1,147
Gain on sale of real estate assets	(21,939)	—
Equity in earnings of non-consolidated REITs	(2,844)	(633)
Distributions from non-consolidated REITs	2,982	2,731
Increase (decrease) in bad debt reserve	(365)	480
Changes in operating assets and liabilities:
Restricted cash	(39)	275
Tenant rent receivables, net	441	402
Straight-line rents, net	(5,176)	(1,759)
Prepaid expenses and other assets, net	914	(224)
Accounts payable and accrued expenses	(726)	(4,139)
Accrued compensation	(733)	(376)
Tenant security deposits	546	196
Payment of deferred leasing commissions	(5,386)	(7,085)
Net cash provided by operating activities	26,431	21,128
Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture	(128,054)	(45,848)
Acquired real estate leases	(45,032)	—
Investments in non-consolidated REITs	(10)	—
Investment in related party mortgage loan receivable	(4,232)	(9,735)
Changes in deposits on real estate assets	200	—
Investment in assets held for syndication, net	(8,200)	4,858
Proceeds received on sales of real estate assets	96,790	—
Net cash used in investing activities	(88,538)	(50,725)
Cash flows from financing activities:
Distributions to stockholders	(30,946)	(30,279)
Equity offering costs	(90)	(1)
Borrowings under bank note payable	345,000	53,960
Repayment of bank note payable	(209,968)	—
Repayment of term loan payable	(74,850)	—
Deferred financing costs	(5,389)	—
Swap termination payment	(982)	—
Net cash provided by (used in) financing activities	22,775	23,680
Net decrease in cash and cash equivalents	(39,332)	(5,917)
Cash and cash equivalents, beginning of period	68,213	27,404
Cash and cash equivalents, end of period	$28,881	$21,487

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
As of June 30, 2011

	Total	% of
Year	Square Feet	Portfolio
2011	203,228	3.0%
2012	297,239	4.4%
2013	412,196	6.1%
2014	423,693	6.3%
2015	789,042	11.7%
Thereafter (2)	4,622,417	68.5%
	6,747,815	100.0%

(1) Percentages are determined based upon square footage of expiring commercial leases.

(2) Includes 886,825 square feet of current vacancies.

(dollars & square feet in 000's)	As of June 30, 2011
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	9	$ 285,547	29.3%	1,906	28.3%
Colorado	4	124,843	12.8%	789	11.7%
Virginia	4	100,531	10.3%	696	10.3%
Minnesota	2	37,934	3.9%	627	9.3%
Missouri	3	69,084	7.1%	477	7.1%
Maryland	1	54,938	5.6%	325	4.8%
Georgia	1	72,714	7.4%	387	5.7%
Michigan	1	15,013	1.5%	215	3.2%
Florida	1	46,394	4.8%	213	3.2%
Indiana	1	35,212	3.6%	205	3.0%
Illinois	1	28,142	2.9%	177	2.6%
California	2	21,743	2.2%	182	2.7%
North Carolina	3	69,543	7.1%	431	6.4%
Washington	1	14,493	1.5%	117	1.7%
	34	$ 976,131	100.0%	6,747	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Six Months Ended
(in thousands)	30-Jun-11	30-Jun-10

Tenant improvements	$5,721	$2,240
Deferred leasing costs	5,386	7,085
Building improvements	1,325	878
	$12,432	$10,203

Square foot & leased percentages	June 30,	December 31,
	2011	2010

Owned portfolio of commercial real estate
Number of properties (1)	34	33	(1)
Square feet	6,747,815	6,422,357
Leased percentage	87%	86%

Investments in non-consolidated REITs
Number of properties	3	3
Square feet	1,996,457	1,995,913
Leased percentage	82%	77%

Single Asset REITs (SARs) managed
Number of properties	13	12
Square feet	3,322,569	2,915,896
Leased percentage	79%	75%

Total owned, investments & managed properties
Number of properties	50	48
Square feet	12,066,841	11,334,166
Leased percentage	84%	81%

(1) Includes asset held for sale at 12/31/2010

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	30-Jun-11	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	844,953	94.0%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	532,472	76.4%	27.0%
FSP Phoenix Tower Corp.	Houston	TX	619,032	71.5%	4.6%
			1,996,457	82.3%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F: Quarterly Information

(Unaudited)

(in 000's)
	Q2	Q3	Q4	Q1
Revenue:	2010	2010	2010	2011
Rental	$27,046	$29,222	$29,782	$31,100
Related party revenue:
Syndication fees	541	20	1,862	517
Transaction fees	753	246	1,582	691
Management fees and
interest income from loans	559	630	719	808
Other	6	20	54	6
Total revenue	28,905	30,138	33,999	33,122

Expenses:
Real estate operating expenses	7,335	8,714	9,602	8,730
Real estate taxes and insurance	4,038	4,636	4,430	4,759
Depreciation and amortization	8,485	9,655	9,729	10,783
Selling, general and administrative	2,559	2,074	2,482	2,368
Commissions	336	16	1,011	288
Interest	1,735	1,892	2,004	2,408
Total expenses	24,488	26,987	29,258	29,336

Income before interest income, equity
in earnings in non-consolidated REITs	4,417	3,151	4,741	3,786
Interest income	9	4	4	11
Equity in earnings in non-consolidated REITs	380	404	229	968

Income before taxes on income	4,806	3,559	4,974	4,765
Taxes on income	5	(37)	317	50

Income from continuing operations	4,801	3,596	4,657	4,715
Income from discontinued operations	1,153	1,161	1,163	459

Income before gain on sale of properties	5,954	4,757	5,820	5,174
Gain on sale of assets	—	—	—	19,593
Net income	$5,954	$4,757	$5,820	$24,767

FFO and FFO+GOS calculations:

Net income	$5,954	$4,757	$5,820	$24,767
(Gain) Loss on sale of assets	—	—	—	(19,593)
GAAP income from non-consolidated REITs	(380)	(404)	(153)	(1,772)
Distributions from non-consolidated REITs	1,324	1,192	1,247	1,767
Acquisition costs of new properties	129	(4)	—	269
Depreciation of real estate and intangible amortization	9,675	10,510	10,605	10,812
Funds From Operations (FFO)	16,702	16,051	17,519	16,250
Plus gains on sales of assets	—	—	—	19,593
FFO+GOS	$16,702	$16,051	$17,519	$35,843

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Percentage of Leased Space

(Unaudited & Estimated)

					First		Second
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	31-Mar-11	Leased (2)	30-Jun-11	Leased (2)

1	PARK SENECA	Charlotte, NC	109,550	78.5%	78.5%	80.1%	79.1%
2	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
3	SOUTHFIELD	Southfield, MI	214,697	61.1%	61.0%	39.2%	41.7%
4	FOREST PARK	Charlotte, NC	62,212	77.5%	77.5%	100.0%	85.0%
5	CENTENNIAL	Colorado Springs, CO	110,730	66.9%	66.9%	66.9%	66.9%
6	MEADOW POINT	Chantilly, VA	138,537	100.0%	98.6%	100.0%	100.0%
7	TIMBERLAKE	Chesterfield, MO	232,766	97.7%	97.7%	97.7%	97.7%
8	FEDERAL WAY	Federal Way, WA	117,010	42.0%	38.5%	42.0%	42.0%
9	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
10	TIMBERLAKE EAST	Chesterfield, MO	116,197	100.0%	100.0%	100.0%	100.0%
11	PARK TEN	Houston, TX	155,715	98.8%	95.4%	98.8%	98.8%
12	MONTAGUE	San Jose, CA	145,951	100.0%	100.0%	100.0%	100.0%
13	ADDISON	Addison, TX	293,787	95.8%	95.8%	95.8%	95.8%
14	COLLINS CROSSING	Richardson, TX	298,766	79.1%	79.1%	79.7%	79.3%
15	GREENWOOD PLAZA	Englewood, CO	197,527	60.1%	60.1%	54.3%	58.2%
16	RIVER CROSSING	Indianapolis, IN	205,059	93.8%	93.8%	93.5%	93.4%
17	LIBERTY PLAZA	Addison, TX	218,934	75.6%	74.3%	75.6%	75.6%
18	INNSBROOK	Glen Allen, VA	310,060	60.8%	61.0%	63.7%	67.3%
19	380 INTERLOCKEN	Broomfield, CO	240,184	85.1%	85.1%	85.1%	85.1%
20	BLUE LAGOON	Miami, FLA	212,619	100.0%	100.0%	100.0%	100.0%
21	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
22	WILLOW BEND	Plano, TX	116,622	67.0%	63.2%	83.1%	76.8%
23	ONE OVERTON PARK	Atlanta, GA	387,267	92.4%	92.4%	91.1%	91.5%
24	390 INTERLOCKEN	Broomfield, CO	241,516	95.9%	95.9%	95.9%	95.9%
25	EAST BALTIMORE	Baltimore, MD	325,445	84.5%	84.3%	55.7%	55.5%
26	PARK TEN PHASE II	Houston, TX	156,746	100.0%	99.1%	100.0%	100.0%
27	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
28	LOUDOUN TECH	Dulles, VA	135,888	100.0%	100.0%	100.0%	100.0%
29	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
30	EDEN BLUFF	Eden Prairie, MN	153,028	100.0%	100.0%	100.0%	100.0%
31	121 SOUTH EIGHTH ST	Minneapolis, MN	473,979	92.2%	92.2%	92.5%	92.1%
32	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
33	LEGACY TENNYSON CTR	Plano, TX	202,600	100.0%	100.0%	100.0%	100.0%
34	ONE LEGACY	Plano, TX	214,110	89.7%	89.7%	100.0%	94.6%

	TOTAL WEIGHTED AVERAGE (3)		6,747,815	88.4%	87.4%	86.9%	86.9%

(1) % Leased as of month's end includes all leases that expire on the last day of the quarter.
(2) Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.
(3) First & Second Quarter Totals include Bollman Place (98,745 sf) located in Savage, Maryland, which was sold in June 2011.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

	As of June 30, 2011
				% of
	Tenant	Sq Ft	SIC Code	Portfolio
1	TCF National Bank	267,470	60	4.0%
2	Quintiles Transnational Corp	259,531	87	3.8%
3	CITGO Petroleum Corporation	248,399	29	3.7%
4	Burger King Corporation	212,619	58	3.1%
5	Denbury Onshore LLC	202,600	13	3.0%
6	RGA Reinsurance Company	185,501	63	2.7%
7	Citicorp Credit Services, Inc	176,848	61	2.6%
8	C.H. Robinson Worldwide, Inc	153,028	47	2.3%
9	SunTrust Bank	150,142	60	2.2%
10	Murphy Exploration & Production Company	144,677	13	2.1%
11	Giesecke & Devrient America, Inc.	135,888	73	2.0%
12	Monsanto Company	127,778	28	1.9%
13	Vail Holdings, Inc.	121,913	79	1.8%
14	Northrop Grumman Systems Corporation	111,469	73	1.7%
15	Alliance Data Systems	96,749	51	1.4%
16	Federal National Mortgage Association	92,358	61	1.4%
17	Amdocs, Inc	91,928	73	1.4%
18	County of Santa Clara	90,467	91	1.3%
19	VCE Company, LLC	85,650	81	1.3%
20	Argo Data Resource Corporation	85,641	73	1.3%
	Total	3,040,656		45.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Definition of Funds From Operations (“FFO”),

and FFO plus Gains on Sales (“FFO+GOS”)

The Company evaluates the performance of its reportable segments based on several measures including Funds From Operations (“FFO”) and FFO plus Gains on Sales (“FFO+GOS”) as management believes they represent important measures of activity and are an important consideration in determining distributions paid to equity holders. The Company defines FFO as net income (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs. The Company defines FFO+GOS as FFO as defined above, plus gains (or losses) from sales of properties and provisions for assets held for sale, if applicable.

FFO and FFO+GOS should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company’s financial performance, nor as alternatives to cash flows from operating activities (determined in accordance with GAAP), nor as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. Other real estate companies may define these terms in a different manner. We believe that in order to facilitate a clear understanding of the results of the Company, FFO and FFO+GOS should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.